THE PARK AVENUE PORTFOLIO
SHAREHOLDER VOTING SUMMARY
SEPTEMBER 28, 2006

On September 28, 2006, a special meeting of security holders was held to consider the following proposal, with voting results as shown below. Reference is made to the Prospectus/Proxy Statement on Form N-14 filed with the Commission with respect to the proposal described below.

The accession number for the N-14 filing is as follows:
0001104659-06-056374
The Park Avenue Portfolio - The Guardian UBS Small Cap Value Fund


Approval of the Agreement and Plan of Reorganization, dated August
15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian UBS Small Cap Value Fund, and RS Investment Trust, on behalf of RS Partners Fund.

Class A shares
   For             Against         Abstain         Total
 <S
        892,788.925       1,452.777         459.524     894,701.226
Class B shares
   For             Against         Abstain         Total
 <S
        861,845.651           0.000           0.000     861,845.651
Class C shares
   For             Against         Abstain         Total
 <S
        858,980.586           0.000           0.000     858,980.586
Class K shares
   For             Against         Abstain         Total
 <S
        873,059.887           0.000       6,062.000     879,121.887